Exhibit 99.2

NOTICE REGARDING CONVERSION OPTION

December 28, 2017

To:	Holders of Shares of Convertible Noncumulative Perpetual Preferred Stock, Series B and C, of MVB Financial Corp. (the “Company”)

Dear Holder:

The Company is the issuer of 400 shares of Convertible Noncumulative Perpetual Preferred Stock, Series B (“Class B Preferred Stock”) and 383.4 shares of Convertible Noncumulative Perpetual Preferred Stock, Series C (“Class C Preferred Stock” and, together with the Class B Preferred Stock, the “Preferred Stock”). The Preferred Stock was originally issued on June 30, 2014 (the “Original Issue Date”). This notice is being provided to inform you of an expanded conversion option that the Company is making available to each holder of the Preferred Stock.

Pursuant to the terms of the Certificates of Designations for each of the Class B Preferred Stock and the Class C Preferred Stock, each holder may elect to convert any or all of the Preferred Stock held into shares of the Company’s common stock during the 30-day periods immediately following each of the first, second, third, fourth and fifth anniversaries of the Original Issue Date. A notice of conversion must be sent to the Company no less than 30 days, and no more than 60 days, prior to any conversion date. Each share of Preferred Stock converts into a number of shares of the Company’s common stock equal to $10,000 (the liquidation amount of the Preferred Stock), divided by $16.00 per share (subject to anti-dilution adjustments as set forth in the Certificates of Designations). The next conversion period for the Preferred Stock would be available after June 30, 2018.

The Company’s Board of Directors has determined that it is advisable and in the best interests of the Company to waive the timing requirements associated with when a conversion may occur, and accept notices of conversion for shares Preferred Stock at any time prior to the 30th day after the fifth anniversary of the Original Conversion Date (the “Final Conversion Date”), without regard to the limited conversion dates referenced in the Certificates of Designations.

You are hereby notified that the Company will accept notices of conversion for the conversion of shares of Preferred Stock at any time prior to the Final Conversion Date. You may submit your conversion notice at any time, but such notice must be received no less than 30 days prior to the Final Conversion Date.

You are under no obligation to convert your shares of Preferred Stock and any decision to so convert is optional. You should consult with your own legal, tax and accounting advisors regarding the advisability of exercising any conversion with respect to the Preferred Stock.

Should you choose to exercise your conversion right, please submit to the Company (i) a certificate representing your shares of Preferred Stock and (ii) a notice specifying therein the number of shares of Preferred Stock to be converted. A form of Conversion Notice is attached for your reference and use, should you choose to exercise your conversion right. After the expiration of the Final Conversion Date, conversions of the Preferred Stock will not be permitted.

All other terms of the Preferred Stock shall remain binding and in full force and effect.

If you should have any questions regarding the contents of this notice, please do not hesitate to contact the undersigned at (304) 842-6700 or Don Robinson at (304) 594-3516.

MVB FINANCIAL CORP.

By: /s/ Larry F. Mazza
Larry F. Mazza
President and Chief Executive Officer

Exhibit 99.2

HOLDER CONVERSION NOTICE

Date:

Pursuant to the terms of those certain Certificates of Designations for each of the Convertible Noncumulative Perpetual Preferred Stock, Series B (“Class B Preferred Stock”) and Convertible Noncumulative Perpetual Preferred Stock, Series C (“Class C Preferred Stock” and, together with the Class B Preferred Stock, the “Preferred Stock”), the undersigned hereby elects to convert the number of shares of the Preferred Stock set forth below into shares of common stock, $1.00 par value per share (the “Common Stock”), of MVB Financial Corp. (the “Company”) according to the terms and conditions of the Certificates of Designation (and the accompanying Notice Regarding Conversion Option), on the date written below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No fee will be charged to the holder for any conversion, except for such transfer taxes, if any. Capitalized terms herein have the meanings given to them in the Certificate of Designation.

Date to Effect Conversion:

Important Note: the date of conversion must be on or before July 30, 2019, and this notice must be received by the Company no less than 30 days prior to your desired conversion date.

Number of Shares Preferred Stock Originally Issued:

Series of Preferred Stock (Series B or Series C):

Number of Shares of Preferred Stock to be Converted:

Signature

Print Name

Address